Somnigroup Completes Combination with Leggett & Platt
- Strengthens Global Platform, Deepens Vertical Integration and Expands Component Engineering Expertise
-Reduces Net Leverage to Approximately 2.8 Times Adjusted EBITDA at Close
-Upsizes Annual Run-Rate Synergy Target to $75 Million, Up from Initial $50 Million Estimate
- Hosting Business Update Call on September 2, 2026
DALLAS, TX, August 26, 2026 – Somnigroup International Inc. (NYSE: SGI, "Company" or "Somnigroup") today announced that it has completed its previously announced combination with Leggett & Platt, Incorporated ("Leggett & Platt"), a diversified manufacturer of engineered components and products.
The combined company today operates over 170 manufacturing facilities across 37 countries worldwide and is supported by a global workforce of more than 36,000 colleagues.

Chairman and CEO Scott Thompson said, "Today marks an exciting milestone for Somnigroup as we complete the combination with Leggett & Platt. Building on nearly 50 years of collaboration, we are bringing together complementary businesses with shared values and a commitment to customer service and product innovation. By combining Leggett & Platt's engineering expertise and manufacturing capabilities with Somnigroup's global scale and industry-leading brands, we are fortifying our foundation for future growth and long-term value creation. The addition of Leggett & Platt deepens our vertical integration, secures a critical part of our supply chain, and adds a highly cash-generative business to our portfolio. We thank the employees of both organizations for their dedication and support throughout this process, as well as our suppliers, advisors, and shareholders for their continued partnership and confidence in our team."

Leggett & Platt Chairman and CEO Karl Glassman said, "For more than 140 years, Leggett & Platt has earned its reputation through engineering excellence, operational discipline, and an unwavering commitment to our customers, and I am incredibly proud of our teams for building that legacy. Joining Somnigroup gives our business the scale and resources to reach new markets and new opportunities, and I am confident this combination creates a stronger future for our employees, our customers, and the industry we have served for generations."

Financial Terms of the Acquisition

The combination was an all-stock transaction valued at approximately $2.3 billion based on Somnigroup’s closing share price on August 25, 2026 and inclusive of Leggett & Platt's existing indebtedness. Leggett & Platt shareholders received 0.1455 shares of Somnigroup common stock in exchange for each share of Leggett & Platt common stock they owned. Upon completion of the transaction, former Leggett & Platt shareholders own approximately 9% of the combined company on a fully diluted basis.

Financial Impact

The transaction has reduced Somnigroup’s net financial leverage by approximately 0.2 times, and Somnigroup expects to further reduce its leverage towards the midpoint of its target leverage range of 2.0 to 3.0 times adjusted EBITDA by year-end. The Company has identified $75 million in annual run-rate synergies, up from its initial estimate of $50 million, and expects to provide further detail on synergy realization on its business update call.

Leggett & Platt's financial results will be presented as a new reporting segment within the Somnigroup business. Leggett & Platt's sales to Somnigroup's other reporting segments will be eliminated, with no impact to reported Leggett & Platt segment profits. Additionally, consistent with prior expectations and in accordance with GAAP, Somnigroup expects to incur approximately $50 million of annualized non-cash expense from the adjustment to fair value of the acquired Leggett & Platt business, which will primarily impact cost of goods sold, and Somnigroup expects to incur approximately $10 million of annualized non-cash expense from the adjustment to fair value of the acquired Leggett & Platt bonds, which will impact interest expense. The Company anticipates these non-cash items will be financial adjustments in accordance with the terms of its credit facility.

Goldman Sachs & Co. LLC is serving as exclusive financial advisor and Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel to Somnigroup. J.P. Morgan Securities LLC is serving as exclusive financial advisor and Latham & Watkins LLP is serving as legal counsel to Leggett & Platt.

Business Update Call

The Company will hold a conference call on Wednesday, September 2, 2026 at 8:00 a.m. Eastern Time to discuss the information in this release and provide a preliminary update on its future plans.

The call will be webcast and can be accessed on the Company's investor relations website at investor.somnigroup.com. After the conference call, webcast replays will remain available on the investor relations section of the Company's website for 30 days.

Forward-Looking Statements
This communication contains statements that may be characterized as "forward-looking," within the meaning of the federal securities laws. Such statements might include information concerning one or more of Somnigroup's plans, guidance, objectives, goals, strategies and other information that is not historical information. When used in this release, the words "assumes," "estimates," "expects," "guidance," "anticipates," "might," "projects," "plans," "proposed," "targets," "intends," "believes," "will," "contemplates," "outlook" and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding Somnigroup's expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, run-rate synergies, and plans and objectives of management. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions.

There can be no assurance that Somnigroup will realize these expectations, meet its guidance or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These potential risks include risks associated with Leggett & Platt's ongoing operations; the ability to successfully integrate Leggett & Platt into Somnigroup's operations and realize synergies from the transaction; the possibility that the expected benefits of the acquisition are not realized when expected or at all; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector, as well as consumer confidence and the availability of consumer financing; the impact of the macroeconomic environment in both the U.S. and internationally on Leggett & Platt and the Company; uncertainties arising from national and global events; industry competition; the effects of consolidation of retailers on revenues and costs; and consumer acceptance and changes in demand for Leggett & Platt's and the Company's products and the factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2025. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About Somnigroup

Somnigroup (NYSE: SGI) is the world's leading bedding company, dedicated to transforming how the world sleeps. With superior capabilities in design, component and finished goods manufacturing, distribution and retail, we deliver breakthrough solutions and serve the evolving needs of consumers in more than 100 countries worldwide through our fully-owned businesses, Tempur Sealy, Mattress Firm, Leggett & Platt, and Dreams.

Our portfolio includes the most highly recognized brands in the industry, including Tempur-Pedic®, Sealy®, Stearns & Foster®, and Sleepy's®, enhanced by Leggett & Platt's diversified component engineering expertise. Our global omni-channel platform and extensive consumer touchpoints enable us to meet consumers wherever they shop, offering a personal connection and innovation to provide a unique retail experience and tailored solutions.

Somnigroup Investor Relations Contact

Lauren Avritt
Investor Relations
Somnigroup International Inc.
Investor.relations@somnigroup.com